Exhibit 99.1

Myers Industries Acquires Mohawk Rubber Sales of New England Inc.

Accretive acquisition strengthens Myers’ Distribution Segment

Brings additional scale and numerous synergy opportunities

Improves supply chain and operating leverage by adding four new distribution centers

June 1, 2022, Akron, Ohio — Myers Industries, Inc. (NYSE: MYE) today announced that it has acquired the assets of Mohawk Rubber Sales of New England Inc., which was financed with its revolving credit facility. Mohawk Rubber Sales is a leading auto aftermarket distributor with a long standing reputation for quality and service. This value-creating acquisition is another proof point in the Company's successful execution of its 3-horizon strategy.

“We are extremely pleased to announce the addition of Mohawk Rubber Sales to the Myers’ family. Mohawk and its team bring complementary geographic coverage, additional sales and customer service capability, and meaningful scale to our Distribution Segment,” said Mike McGaugh, President and CEO of Myers Industries. “Mohawk’s business model is similar to our own, and this transaction is another example of our team’s ability to find accretive opportunities to expand and grow our businesses - accelerating our progress against Horizon 1 of our 3-horizon strategy.”

Paul Johnson, Vice President of Myers’ Distribution Segment, added “I am excited to join forces with Mohawk Rubber. The company has a large and very experienced sales team and a complementary distribution network that, combined with Myers’ Distribution, will bring even better service solutions, support and value to our customers. Together with Mohawk, Myers’ Distribution will have the largest, most experienced field and customer service teams in the tire supplies and repair industry. We believe we’ll be in an even better position to help our customers, large and small, win in their markets, every day.”

Brian McGeoghegan, Owner of Mohawk Rubber Sales, said “My team and I are thrilled to be joining the Myers family and believe Myers’ culture and values align directly with our own. We’ve long admired Myers Tire Supply and its leading position in the tire repair and retread market and believe that Mike and his senior leadership team have repositioned the business for long-term success. We bring complementary assets and services, which will help both of our businesses achieve scale and efficiencies. Our collective focus on strong service and innovative products will create the best solutions in the market today and deliver enhanced value for our customers.”

Founded in 1932, Mohawk Rubber Sales has grown into one of the country’s leading providers of tire repair distribution across traditional and online channels. The Company is headquartered in Hingham, MA and has four strategically located distribution centers across the United States located in Hingham, MA, Alpharetta, GA, Salt Lake City, UT, and Houston, TX. In 2021, Mohawk’s revenues were approximately $65 million.

Mohawk will be integrated into the Myers’ Distribution segment. The transaction provides both growth and cost synergy opportunities and is expected to be accretive to earnings in 2023.

About Myers Industries

Myers Industries, Inc. is a leading manufacturer of a wide range of polymer and metal products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “will”, “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company's control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: impacts from the COVID-19 pandemic on our business, conditions, customers and capital position; the impact of COVID-19 on local, national and global economic conditions; the effects of various governmental responses to the COVID-19 pandemic, raw material availability, increases in raw material costs, or other production costs; impacts of price increases, risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impact of the U.S. elections impacts on the regulatory landscape, capital markets, and responses to and management of the COVID-19 pandemic including further economic stimulus from the federal government; and other important factors detailed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the Securities and Exchange Commission's public reference facilities and its website at www.sec.gov and on the Company's Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact:

Monica Vinay

Vice President, Investor Relations & Treasurer

(330) 761-6212

M -GU

Source: Myers Industries, Inc.